John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on June 1, 2021, and payable on June 30, 2021. No action is required on your part.

Distribution Period:	June 2021
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable June 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 6/1/2021-6/30/2021		11/1/2020-6/30/2021 1
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.1295	94%	0.9818	89%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0572	5%
Return of Capital or
Other Capital Source	0.0085	6%	0.0650	6%
Total per common share	0.1380	100%	1.1040	100%

Average annual total return (in relation to NAV) for the 5 years ended on May 31, 2021				7.60%
Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2021				6.66%
Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2021				20.09%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of May
31, 2021				4.44%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

1The Fund's current fiscal year began on November 1, 2020 and will end on October 31, 2021.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the June 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on July 1, 2021, and payable on July 30, 2021. No action is required on your part.

Distribution Period:	July 2021
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable July 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 07/1/2021-07/31/2021		11/1/2020-07/31/20211
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0746	54%	1.0554	85%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0083	6%	0.1865	15%
Return of Capital or
Other Capital Source	0.0551	40%	0.0000	0%
Total per common share	0.1380	100%	1.2419	100%

Average annual total return (in relation to NAV) for the 5 years ended on June 30, 2021				6.11%
Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2021				6.75%
Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2021				19.02%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of June
30, 2021				5.06%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

1The Fund's current fiscal year began on November 1, 2020, and will end on October 31, 2021.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the July 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on September 1, 2021, and payable on September 30, 2021. No action is required on your part.

Distribution Period:	September 2021
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable September 30, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 9/1/2021-9/30/2021		11/1/2020-9/30/2021 1
				% Breakdown
		% Breakdown		of the Total
	Current	of the Current	Total Cumulative	Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.1127	82%	1.3218	87%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.1959	13%
Return of Capital or
Other Capital Source	0.0253	18%	0.0000	0%
Total per common share	0.1380	100%	1.5177	100%

Average annual total return (in relation to NAV) for the 5 years ended on August 31, 2021				7.62%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2021				6.58%
Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2021				23.49%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
August 31, 2021				6.03%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the

1The Fund's current fiscal year began on November 1, 2020 and will end on October 31, 2021.

money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the September 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management will continue to distribute paper copies of these notices by mail until March 30, 2022, after which date the notices will be delivered exclusively via the methods described above.

John Hancock Tax-Advantaged Dividend Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) with important information concerning the distribution declared on October 1, 2021, and payable on October 29, 2021. No action is required on your part.

Distribution Period:	October 2021
Distribution Amount Per Common Share:	$0.1380

The following table sets forth the estimated sources of the current distribution, payable October 29, 2021, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 10/1/2021-10/31/2021		11/1/2020-10/31/20211
				% Breakdown
		% Breakdown		of the Total
	Current	of the Current	Total Cumulative	Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0731	53%	1.3974	84%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0132	10%	0.2583	16%
Return of Capital or
Other Capital Source	0.0517	37%	0.0000	0%
Total per common share	0.1380	100%	1.6557	100%

Average annual total return (in relation to NAV) for the 5 years ended on September 30, 2021				6.74%
Annualized current distribution rate expressed as a percentage of NAV as of September 30,
2021				6.85%
Cumulative total return (in relation to NAV) for the fiscal year through September 30, 2021				19.30%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
September 30, 2021				6.85%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the

1The Fund's current fiscal year began on November 1, 2020, and will end on October 31, 2021.

money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the October 2021 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.1380 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management will continue to distribute paper copies of these notices by mail until March 30, 2022, after which date the notices will be delivered exclusively via the methods described above.